Exhibit 10.2

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

Restricted Non-Employee Director Stock Award Agreement

THIS RESTRICTED NON-EMPLOYEE DIRECTOR STOCK AWARD AGREEMENT (the “Agreement”), dated as of the          day of                     , 20    , governs the Stock Award granted by CHERRY HILL MORTGAGE INVESTMENT CORPORATION, a Maryland corporation (the “Company”), to                                           (the “Participant”), in accordance with and subject to the provisions of the Company’s 2013 Equity Incentive Plan (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1. Grant of Stock Award. In accordance with the Plan, and effective as of                         , 20     (the “Effective Date”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, a Stock Award of                  shares of Common Stock (the “Stock Award”).

2. Vesting.

(a) Vesting Schedule The Participant’s interest in the shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable in accordance with the terms set forth on Schedule A attached hereto and to the extent provided in paragraphs (b), (c) and (d) below.

(b) Change in Control. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on a Control Change Date if the Participant continues to serve as a member of the Company’s Board of Directors (in such capacity, a “Director”) from the Effective Date until the Control Change Date.

(c) Death or Disability. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant’s service as a Director ends on account of the Participant’s death or the Participant becoming “disabled”(as defined in Code section 409A(a)(2)(c)), provided that the Participant continues to serve as a Director from the Effective Date until the date such service ends on account of the Participant’s death or because the Participant is disabled.

(d) Termination of Service. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant’s service as a Director ends on account of the Participant not being nominated for re-election as a Director by the Company’s Board of Directors.

(e) Except as provided in this Section 2, any shares of Common Stock covered by the Stock Award that are not vested and nonforfeitable on or before the date that the Participant’s service as a Director ends shall be forfeited on the date that such service terminates.

3. Transferability. Shares of Common Stock covered by the Stock Award that have not become vested and nonforfeitable as provided in Section 2 cannot be transferred. Shares of Common Stock covered by the Stock Award may be transferred, subject to the requirements of applicable securities laws, after they become vested and nonforfeitable as provided in Section 2.

4. Stockholder Rights. On and after the Effective Date and prior to their forfeiture, the Participant shall have all of the rights of a stockholder of the Company with respect to the shares of Common Stock covered by the Stock Award, including the right to vote the shares and to receive, free of all restrictions, all dividends declared and paid on the shares. Notwithstanding the preceding sentence, the Company shall retain custody of the certificates evidencing the shares of Common Stock covered by the Stock Award, if any, until the date that the shares of Common Stock become vested and nonforfeitable and the Participant hereby appoints the Company’s Secretary as the Participant’s attorney in fact, with full power of substitution, with the power to transfer to the Company and cancel any shares of Common Stock covered by the Stock Award that are forfeited under Section 2.

5. No Right to Continued Service. This Agreement and the grant of the Stock Award does not give the Participant any rights with respect to continued service as a Director or the right to be nominated for re-election to the Company’s Board of Directors. This Agreement and the grant of the Stock Award shall not interfere with the right of the Company’s Board of Directors or the stockholders of the Company to remove the Participant from the Company’s Board of Directors in accordance with the Company’s bylaws.

6. Governing Law. This Agreement shall be governed by the laws of the State of Delaware except to the extent that Delaware law would require the application of the laws of another State.

7. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Effective Date and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Effective Date.

8. Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

9. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

Cherry Hill Mortgage Investment Corporation	[Name of Participant]

By:

Title:

Schedule A

Vesting Schedule

The Participant’s interest in the shares of Common Stock covered by this Stock Award shall become vested and nonforfeitable, as follows:

•	100% of the shares on , 2015 (unless sooner vested in accordance with Section 2).